SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934.

(Amendment No. )

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SOUTHCOAST FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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SOUTHCOAST FINANCIAL CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO OUR SHAREHOLDERS:

The Annual Meeting of the Shareholders of Southcoast Financial Corporation will be held at the offices of Southcoast Financial Corporation, 534 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina, on Thursday, May 2, 2013, at 10:00 a.m., for the following purposes:

(1)	To elect two directors each to serve a three year term;

(2)	To approve the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013;

(3)	To vote on a nonbinding advisory proposal to approve the compensation of our executive officers named in the Summary Compensation Table of the accompanying proxy statement;

(4)	To vote on a nonbinding advisory proposal on the frequency of the vote on executive compensation; and

(5)	To act upon other such matters as may properly come before the meeting or any adjournment thereof.

You are only entitled to notice of and to vote at the meeting if you were a shareholder of record at the close of business on February 21, 2013.  In order that the meeting can be held, and a maximum number of shares can be voted, whether or not you plan to be present at the meeting in person, please fill in, date, sign and promptly return the enclosed form of proxy.  The Southcoast Board of Directors unanimously recommends a vote FOR approval of all of the proposals presented.

Returning the signed proxy will not prevent a record owner of shares from voting in person at the meeting.

Our 2013 Proxy Statement and 2012 Annual Report to Shareholders are enclosed with this notice.

By Order of the Board of Directors

s/Robert M. Scott

April 4, 2013	Robert M. Scott
Secretary

SOUTHCOAST FINANCIAL CORPORATION
534 Johnnie Dodds Boulevard
Mt. Pleasant, South Carolina 29464
(843) 884-0504

PROXY STATEMENT

We are providing this proxy statement in connection with the solicitation of proxies by the Board of Directors of Southcoast Financial Corporation for use at our Annual Meeting of Shareholders to be held at 10:00 a.m. on Thursday, May 2, 2013, at the offices of Southcoast Financial Corporation, 534 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina.   A Notice of Annual Meeting is attached to this Proxy Statement, and a form of proxy is enclosed.  We first began mailing this Proxy Statement to shareholders on or about April 4, 2013.  We are paying the cost of this solicitation.  The only method of solicitation we will use, other than the mail, is personal contact, including by telephone or other electronic means, by our directors and regular employees.  Throughout this Proxy Statement, we use terms such as “we,” “us,” “our,” and “our Company” to refer to Southcoast Financial Corporation, and terms such as “you” and “your” to refer to our shareholders.

ANNUAL REPORT

Our Annual Report to Shareholders covering our fiscal year ended December 31, 2012, including financial statements, is enclosed.  The Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

VOTING PROCEDURES

Quorum and Voting

Each share outstanding will be entitled to one vote upon each matter submitted at the meeting.  You are only entitled to notice of and to vote at the meeting if you were a shareholder of record at the close of business on February 21, 2013 (the “Record Date”).   At the close of business on February 21, 2013 we had outstanding 6,148,153 shares of our common stock (no par value).

A majority of the shares entitled to be voted at the annual meeting constitutes a quorum.  If a share is represented for any purpose at the annual meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for purposes of establishing a quorum.  Therefore, valid proxies which are marked “Abstain” or “Withhold” and shares that are not voted, including proxies submitted by brokers that are the record owners of shares and that either choose not to vote or do not have authority to vote (so-called “broker non-votes”), will be included in determining the number of votes present or represented at the annual meeting.  If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time.  If the meeting is to be reconvened within thirty days, no notice of the reconvened meeting will be given other than an announcement at the adjourned meeting.  If the meeting is to be adjourned for thirty days or more, notice of the reconvened meeting will be given as provided in our Bylaws.  At any reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

Vote Required and Method of Counting Votes

Election of Directors

If a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the annual meeting.  “Plurality” means that if there were more nominees than positions to be filled, the individuals who received the largest number of votes cast for the positions to be filled would be elected as directors. Because the number of nominees for election at the 2013 Annual Meeting is the same as the number of positions to be filled, it is expected that all nominees will be elected.  Cumulative voting is not permitted.  Votes that are withheld or that are not voted in the election of directors will have no effect on the outcome of election of directors.

Nonbinding Advisory Votes on Executive Compensation and Any Other Matters

The proposal to approve the compensation of the executive officers named in the Summary Compensation Table is advisory and non-binding on us and on our Board of Directors.  Marking the proxy card or your broker voting instructions “FOR” indicates support; marking the proxy card or your broker voting instructions “Against” indicates lack of support.  You may also abstain by marking the “Abstain” box on the proxy card or your broker voting instructions.

           The proposal relating to the frequency of the vote on executive compensation is also advisory and non-binding on us and on our Board of Directors.  You have four choices to indicate your preference for the frequency of future advisory votes to approve executive compensation: one year;  two years;  three years; or abstain.

Other Matters

If a quorum is present, all other matters that may be considered and acted upon by our shareholders at the Annual Meeting, including approval of the appointment of Crowe Horwath LLP as our independent registered public accounting firm,  will be approved if the votes cast in favor of the proposal at the Annual Meeting exceed the votes cast against the proposal.

Our Board of Directors urges you to complete, date, and sign the accompanying proxy form, or such other document as your broker or other nominee instructs you to use if your shares are held in “street name,” and return it promptly in the enclosed, postage-paid envelope.

Voting by Record Shareholders and Actions to be taken by Proxies

If you hold your shares of record in your own name, you can vote your shares by marking the enclosed proxy form, dating it, signing it, and returning it to us in the enclosed postage-paid envelope.  In each case where you have appropriately specified how your shares are to be voted, they will be voted in accordance with your specifications.  If, however,  you are a shareholder of record and sign, date, and return your proxy card without indicating how you want to vote, the persons named on the form of proxy as the Board of Directors’ proxy agents will vote your proxy:

•	“FOR” the election of the nominees named in this Proxy Statement as the Board of Directors’ nominees for election to the Board of Directors;

•	“FOR” approval of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013;

•	“FOR” approval of the nonbinding advisory vote on executive compensation; and

•	for a frequency of every “Three Years” on the nonbinding advisory vote on frequency of the nonbinding advisory vote on executive compensation.

If you are a shareholder of record, you can also attend the annual meeting and vote in person.

Our Board of Directors is not aware of any other matters that may be presented for action at the Annual Meeting of Shareholders; but if other matters do properly come before the meeting, the persons named as proxies in the form of proxy intend to vote on such matters in accordance with their best judgment.

Voting by Shareholders whose Shares are held in “Street Name”

If you hold your shares in street name with a broker or other nominee, you can direct their vote by submitting voting instructions to your broker or nominee in accordance with the procedure in the voting instructions provided by your broker or nominee.  Your broker or other nominee is permitted to vote your shares on approval of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm even if you do not provide voting instructions. However, under the rules that relate to broker voting, your broker is not permitted to vote your shares on the election of directors, or the non-binding advisory votes on executive compensation and frequency of voting on executive compensation, unless you provide voting instructions.  If you hold your shares in street name and fail to instruct your broker how to vote on these matters, a broker non-vote may occur with respect to your shares.  Therefore, to be sure your shares are voted, please instruct your broker as to how you wish it to vote.

If you hold your shares in street name, you may attend the annual meeting, but you may not vote in person without a proxy appointment from a shareholder of record.

Revocation of Proxy by Record Shareholder

If you hold your shares of record in your own name and execute and deliver a proxy, you may revoke the proxy at any time before it is voted by any of the following methods:

•
by mailing or delivering written notice of revocation to Southcoast Financial Corporation, 534 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina 29464, Attention: Corporate Secretary (effective upon receipt);

•	by submitting a proxy having a later date (effective upon receipt);

•	by appearing at the meeting and giving notice of revocation to the corporate officers responsible for maintaining the list of shareholders; or

•	by giving notice of such revocation in open meeting of the shareholders.

Your attendance at the annual meeting will not in itself, constitute revocation of a proxy.  However, if you are a record shareholder and desire to do so, you may attend the meeting and vote in person, in which case the proxy will not be used.

Revocation of Proxy by Shareholders whose Shares are held in “Street Name”

If you hold your shares in street name with a broker or other nominee you may change or revoke your proxy instructions only by submitting new voting instructions to the broker or other nominee in accordance with the procedures provided by the broker or other nominee.

SHAREHOLDER PROPOSALS

If you wish to submit proposals for the consideration of the shareholders at the 2014 Annual Meeting, you may do so by mailing them in writing to L. Wayne Pearson, Chairman, Southcoast Financial Corporation, Post Office Box 1561, Mt. Pleasant, South Carolina 29465 or by delivering them in writing to Mr. Pearson at our main office, 534 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina 29464.  You must send or deliver such written proposals in time for us to receive them prior to December 5, 2013, if you want us to include them, if otherwise appropriate, in our Proxy Statement and form of Proxy relating to that meeting.  If we do not receive notice of a shareholder proposal prior to February 17, 2014, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when the proposal is raised at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below shows information as of December 31, 2012 about persons known to us to be beneficial owners of 5% or more of our common stock.  We obtained this information from Schedules 13G filed by these entities with the Securities and Exchange Commission and we have not independently verified it.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class

Goldman Sachs Asset Management, L.P. (1) GS Investment Strategies, LLC 200 West Street New York, New York 10282	303,139	4.9%

Sagus Financial Fund, L.P. Sagus Partners, LLC David C. Brown Banker’s Capital Group, LLC 3399 Peachtree Road , Suite 1900 Atlanta, GA 30305	370,469	6.0%

(1)Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC, are investment advisors, which provide, or for which third parties provide on their behalf, management services to their clients with respect to these shares.  They have shared voting power over 288,309 of these shares and shared dispositive power over all of these shares.

SECURITY OWNERSHIP OF OUR MANAGEMENT

The table below shows at February 28, 2013, the number and percentage of shares of our common stock owned by each of our directors, director nominees and each of our executive officers.

Name	Amount and Nature Of Beneficial Ownership	% of Class

Tommy B. Baker	143,337	2.33%
William A. Coates	116,942	1.90%
Stephen F. Hutchinson	29,488	*
L. Wayne Pearson (1)	301,084	4.90%
Robert M. Scott (2)	115,656	1.88%
James P. Smith (3)	102,318	1.66%
Robert A. Daniel, Jr.	65,372	1.06%
William C. Heslop	14,846	*
William B. Seabrook	65,932	1.07%
William R. Billings	70,245	1.14%

All Directors and executive officers as a group (10 persons)	1,025,221	16.80%

*Less than one percent.

Except as noted, to the knowledge of our management, all shares are owned directly with sole voting power.

(1)	Includes 45,046 shares owned by Mr. Pearson’s wife, as to which he disclaims beneficial ownership.
(2)	Of the total shares reported, 12,000 are pledged as collateral.
(3)	Of the total shares reported, 29,317 are pledged as collateral.

ELECTION OF DIRECTORS

Our Board of Directors has set the number of directors to serve after the Annual Meeting at six, and two directors are to be elected at the Annual Meeting.    Our Board has nominated L. Wayne Pearson and Robert M. Scott to each serve a three year term with their terms expiring at the 2016 Annual Meeting of Shareholders.  Directors serve until their successors are elected and qualified to serve.  The nominees are currently serving as our directors.  Any other nominations must be made in writing and given to our Corporate Secretary in accordance with the procedures set forth below under “GOVERNANCE MATTERS—Director Nomination Process.”

If you are a shareholder of record and you sign and return the enclosed form of proxy, which is being solicited by the Board of Directors, the persons named as the proxy agents in the form of proxy intend to vote for the election of Messrs. Pearson and Scott as directors.  Unless you indicate a contrary specification, your proxy will be voted FOR such nominees.  In the event that the nominees are not available by reason of any unforeseen contingency, the persons acting under the proxy intend to vote for the election, in his stead, of such other persons as our Board of Directors may recommend.  Our Board of Directors has no reason to believe that either nominee will be unable or unwilling to serve if elected.

If you hold your shares in street name with a broker or other nominee, you can direct their vote by submitting voting instructions to your broker or nominee in accordance with the procedure in the voting instructions provided by your broker or nominee.  Your broker is not permitted to vote your shares with respect to the election of directors without receiving instructions from you.  Accordingly, if you want to vote with respect to the election of directors, you must instruct your broker as to how to vote your shares.

Our Board of Directors recommends that you vote “FOR” the nominees for director.

Directors and Nominees

Set forth below is information about our current directors and director nominees.  Each director is also a director of our wholly owned subsidiary, Southcoast Community Bank (our “Bank”).

Name	Age	Business Experience During the Past Five Years	Director Since
Nominees for the Board of Directors for terms of office to continue until the Annual Meeting of Shareholders in 2016:

L. Wayne Pearson	65	Chairman, Chief Executive Officer, and President of our Company and our Bank since June, 1998.	1998*
Robert M. Scott	69
Treasurer and Executive Vice President of our Company and our Bank since November, 2011; Chief Financial Officer of our Company and our Bank from June, 1998 until May, 2006; Secretary of our Company and our Bank since June, 1998.

			1998*
Director whose term of office will continue until the Annual Meeting of Shareholders in 2014:

James P. Smith, CLU, ChFC	58	President and Chief Executive Officer, Atlantic Coast Advisory Group (insurance sales) since 2004; Member of MUSC Children’s Hospital Fund Raising Advisory Board, 2008.	1998*

Directors whose terms of office will continue until the Annual Meeting of Shareholders in 2015:

Tommy B. Baker	67	Owner- Baker Motors of Charleston (automobile dealership).	2005*

William A. Coates	63
Attorney and shareholder, Roe, Cassidy, Coates & Price, P.A., Greenville, South Carolina (attorneys) since January 1, 2002; attorney and shareholder, Love, Thornton, Arnold & Thomson, P.A., Greenville, South Carolina (attorneys) 1980-2001; Vice Chairman of our Company and our Bank.
			1998*

Stephen F. Hutchinson	66	President, The Hutchinson Company, Inc. (real estate).	2005

*Includes membership on the Board of Directors of our Bank prior to organization of our Company as a holding company for our Bank in 1999.

None of the nominees nor any director nor any of the principal executive officers are related by blood, marriage or adoption in the degree of first cousin or closer.

The Nominating Committee believes the combined business and professional experience of the Company’s directors, and their various areas of expertise make them a useful resource to management and qualify them for service on the Board.   Most of our Board members have served on the Board since our organization, and Mr. Pearson has been our Chief Executive Officer and Chairman since our organization.  During their tenures, these directors have gained considerable institutional knowledge about the Company and its operations, which has made them effective board members.  Because the Company’s operations are complex and highly regulated, continuity of service and this development of institutional knowledge help make the Board more efficient and more effective at developing long-range plans than it would be if there were frequent turnover in Board membership.  When Board members retire from the Board, the Nominating Committee seeks out replacements who it believes will make significant contributions to the Board for a variety of reasons, including among others, business and financial experience and expertise, business and government contacts, relationship skills, knowledge of the Company, and diversity.

Mr. Pearson was an organizer of our Company and our Bank, and has served as the president and Chief Executive Officer and Chairman of the Board of Directors of our Company and our Bank since that time.  He has over 39 years experience in banking and has significant banking contacts throughout the state of South Carolina.

Mr. Scott was also an organizer of our Company and our Bank, and has served as a director of each since that time.  He also served as the Chief Financial Officer of the Company and the Bank from the Company’s organization through May 2006.  In November 2011, he rejoined the Company and the Bank as Treasurer and Executive Vice-President. He has over 40 years experience in banking and has significant contacts within the industry.

Mr. Coates, who is currently our Vice Chairman, was also an organizer of our Company and our Bank, and has served as a director of each since that time.  He has been an attorney in the state of South Carolina for over 30 years.  During his 32 years of practice, he has developed significant contacts throughout the state and utilizes information gained from those contacts to provide guidance to the Board regarding economic conditions beyond our direct service area.

Mr. Smith was also an organizer of our Company and our Bank, and has served as a director of each since that time.  He has over 30 years experience in the financial services industry, most recently as the President and Chief Executive Officer of Atlantic Coast Advisory Group.  He uses his in depth knowledge of financial risk management tools to provide guidance to us on matters involving risk and risk management.

Mr. Hutchinson has served as a member of our Board of Directors since 2005, and is also a member of our Bank’s Board of Directors.  Prior to his election to our Board of Directors, he served on the advisory board of our Summerville region.  He has over 30 years of experience in the real estate development industry in the greater Charleston area.  He provides the Board with insights into the real estate market in the area, which we use in developing our long range strategy, as well as in understanding individual loans requiring board approval.

Mr. Baker has served as a member of our Board of Directors since 2005, and is also a member of our Bank’s Board of Directors. He has over 30 years experience in the automobile dealership industry.  In that time he has developed extensive knowledge of financing, as well as the skills required to develop and implement a successful long range business and marketing strategy for an organization.  As a member of our Board, he translates this knowledge and skill set to the financial services industry in providing guidance to the Board on long range strategy and short term implementation of that strategy.

Executive Officers

Our executive officers are L. Wayne Pearson, Robert A. Daniel, Jr., Robert M. Scott, William B. Seabrook, William R. Billings, and William C. Heslop.  Messrs. Pearson and Scott are directors and information about their ages and business experience is set forth above.  Information about Messrs. Daniel, Seabrook, Billings, and Heslop is set forth below.

Name	Age	Business Experience During Past Five Years

Robert A. Daniel, Jr.	62	Executive Vice President of our Company and our Bank since 2005; Chief Lending Officer of our Bank since 1998; Senior Vice President of our Bank from 1999 to 2005.

William B. Seabrook	56
Executive Vice President of our Company and our Bank since 2005, and Chief Operating Officer of our Company since May, 2009; Head of Retail Banking for our Bank since 2004; Senior Vice President of our Bank from 2004 to 2005; correspondent banker with FTN Financial, a division of First Tennessee Bank from 1997 to 2004.

William R. Billings	53
Executive Vice President of our Bank since May 2010, and Senior Credit Officer of our Bank since November 2006; Senior Vice President of our Bank from November 2006 until May 2010; Senior Vice President of Wachovia Wealth Management from 2001-2006; Senior Vice President and Consumer Bank Director of Wachovia from 1998-2001; Certified Financial Planner since 2006.

William C. Heslop	37	Senior Vice President and Chief Financial Officer of our Company and our Bank since May, 2006; certified public accountant with Elliott Davis, LLC from January, 2003 to April, 2006.

Attendance at Meetings of our Board of Directors and Meetings of Shareholders

During the last full fiscal year ending December 31, 2012, our Board of Directors met twice.  Each of our directors attended at least 75% of the total number of meetings of the Board of Directors and committees of the Board of which he was a member.  Our Bank’s Board of Directors met eleven times in 2012.

We encourage, but do not require, our directors to attend our annual meetings of shareholders.  Last year all of our directors attended our annual meeting of shareholders.

COMMITTEES OF OUR BOARD OF DIRECTORS

Nominating Committee

Our Nominating Committee recommends to our Board of Directors persons suitable to be nominated for election to our Board of Directors.  The members of our Nominating Committee are Messrs. Hutchinson, Baker and Smith, each of whom is independent as defined in The Nasdaq Stock Market Marketplace Rules, as modified or supplemented (the “Nasdaq Rules”).  Our Nominating Committee met once during 2012. The Nominating Committee operates pursuant to a written charter, a copy of which was attached to our Proxy Statement for our 2011 Annual Meeting of Shareholders.   More information about our director nomination process is included under “Governance Matters – Director Nomination Process.”

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.  Our Audit Committee provides general oversight over our financial reporting and adequacy of our internal controls, and has authority to select, retain, compensate and terminate our independent auditors. Our Audit Committee functions by meeting with the independent auditors and by contact with members of management concerned with our financial and control functions.  The members of our Audit Committee are Messrs. Coates (Chairman), Baker and Hutchinson each of whom is independent as defined in the Nasdaq Rules.  The Audit Committee met four times in 2012. The Audit Committee operates pursuant to a written charter, a copy of which is attached to this Proxy Statement as Appendix A.

Compensation Committee

The Compensation Committee reviews our compensation policies and recommends to the Board the compensation levels and compensation programs for executive officers and directors.  The ultimate decisions about compensation levels and compensation programs are made by our full Board, which may accept or reject the recommendations of the Committee.  The Compensation Committee may not delegate its authority to make recommendations to any other person or persons.  Our Chief Executive Officer makes recommendations relating to the elements and amounts of his compensation and that of the other executive officers, as well as recommendations with respect to the elements and amounts of director compensation.  The Committee may take these recommendations into consideration in its deliberations.  Our Chief Executive Officer is not present when salaries and bonuses are ultimately determined.  Neither the Committee nor management uses compensation consultants to determine or recommend the amount or form of executive officer or director compensation.  The members of the Compensation Committee are Messrs. Hutchinson (Chairman), Coates, and Baker, each of whom is independent as defined in the Nasdaq Rules. The Compensation Committee operates pursuant to a written charter, a copy of which is attached to this Proxy Statement as Appendix B.  The Compensation Committee met once during 2012.

GOVERNANCE MATTERS

Director Independence

We are required by the Nasdaq Rules to have a majority of independent directors.  Our Board of Directors has determined that none of Tommy B. Baker, William A. Coates, Stephen F. Hutchinson or James P. Smith has a relationship that, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each is independent under these rules.  As noted in the sections about our committees above, all of the members of each of our Nominating, Audit, and Compensation Committees are also independent under the Nasdaq Rules.

As disclosed under “Certain Relationships and Related Transactions,” some of our independent directors and some of their affiliates have loan and deposit relationships with our Bank.  These relationships are not considered by our Board to compromise their independence.

Director Nomination Process

In recommending director candidates, our Nominating Committee takes into consideration such factors as it deems appropriate based on our current needs.  These factors may include diversity, age, skills such as understanding of banking and general finance, decision-making ability, inter-personal skills, experience with businesses and other organizations of comparable size, community activities and relationships, and the interrelationship between the candidate’s experience and business background and our other Board members’ experience and business backgrounds, as well as the candidate’s ability to devote the required time and effort to serve on our Board.  Although the Nominating Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees, the Committee is open to racial and gender diversity, and considers diversity in business and educational experience among all of the directors, as part of the total mix of information it takes into account in identifying nominees.

The committee will consider for recommendation by the committee director candidates recommended by our shareholders if the shareholders comply with the following requirements.  If you wish to recommend a director candidate to the committee for consideration as a Board of Directors’ nominee, you must submit in writing to the committee the recommended candidate’s name, a brief resume setting forth the recommended candidate’s business and educational background and qualifications for service, and a notarized consent signed by the recommended candidate stating the recommended candidate’s willingness to be nominated and to serve.  You must deliver this information to our Nominating Committee at our address and the committee must receive it no later than January 1 in any year for your candidate to be considered as a potential Board of Directors’ nominee at the Annual Meeting of Shareholders for that year.  The committee may request further information if it determines a potential candidate may be an appropriate nominee.  Director candidates recommended by shareholders that comply with these requirements will receive the same consideration that the committee’s other candidates receive.

Director candidates recommended by shareholders will not be considered for recommendation by the committee as potential Board of Directors’ nominees if the shareholder recommendations are received later than January 1 in any year.  Nevertheless, as provided in our Articles of Incorporation, a record shareholder entitled to vote at the meeting  may nominate director candidates for election at the annual meeting.  Such nominations must be in a written notice provided to our Corporate Secretary not less than 90 days prior to any meeting of shareholders called for the election of directors.  Such notification must contain any information required by our Bylaws.  The presiding officer of the meeting may disregard nominations not made in accordance with these requirements, and upon his instructions, the vote tellers will disregard all votes cast for each such nominee.

Shareholder Communications with the Board of Directors

If you wish to send communications to the Board of Directors, you should mail them addressed to the intended recipient by name or position in care of:  Corporate Secretary, Southcoast Financial Corporation, 534 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina 29464.  Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication.  The Corporate Secretary will send all appropriate shareholder communications to the intended recipient. An “appropriate shareholder communication” is a communication from a person claiming to be a shareholder in the communication the subject of which relates solely to the sender’s interest as a shareholder and not to any other personal or business interest.

In the case of communications addressed to our Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board.  In the case of communications addressed to our independent or outside directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of our Audit Committee.  In the case of communications addressed to committees of the board, the Corporate Secretary will send appropriate shareholder communications to the Chairman of such committee.

Code of Conduct and Business Ethics

We have adopted a Code of Business Conduct for directors, officers and employees.  The code sets forth standards to promote the ethical handling of conflicts of interest, full and fair disclosure and compliance with laws, rules and regulations.  We have also adopted a Code of Ethics that applies specifically to our principal executive officer, principal financial officer and principal accounting officer.  Our Code of Business Conduct and Code of Ethics are available upon request to:  Corporate Secretary, Southcoast Financial Corporation, 534 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina 29464.

Meetings of Non-Management Directors

Our non-management directors meet from time to time in executive session without management present.  Mr. Coates, in his role as Vice Chairman of the Board of Directors, is the chairman of these meetings. Shareholders and other interested parties may communicate with the non-management directors by writing to:  Non-Management Directors, c/o Corporate Secretary, Southcoast Financial Corporation, 534 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina 29464.

Board Leadership Structure and Board’s Role in Risk Oversight

Our Bylaws provide that the Chairman of our Board may also be our Chief Executive Officer if so designated by our Board, and, since our organization, our Chief Executive Officer has been chosen as Chairman of the Board.  We believe this leadership structure is appropriate because it has us served well for the past 14 years, and because most of our directors are independent. All of our directors also live and work, or have substantial business interests in our service area, and, therefore, have access to information about us and our operations from sources other than our management’s presentations to the Board. Further, South Carolina law and our Bylaws make it clear that the business and affairs of the Company are managed under the direction of the Board of Directors, and that management control is subject to the authority of the Board of Directors to appoint and remove any of our officers at any time.

Our Board is actively involved in oversight of risks that could affect our Company.   The Board receives regular reports from members of senior management on areas of material risk to us, including operational, financial, legal and regulatory, and strategic risks.   These reports are reviewed by the full Board, or, where responsibility for a particular area of risk oversight is delegated to a committee of the Board, that committee reviews the report and then reports to the full Board.  Our regulators also send periodic reports of examination to our directors, which contain the regulators’ assessments of various risks facing our Company and our Bank, as well as their assessments of our handling of those risks.  Accordingly, oversight of risk is a constant element of the functioning of our Board.

MANAGEMENT COMPENSATION

Overview of Executive Compensation

Our Compensation Committee administers our executive officer compensation program.  (As used in this discussion, “named executive officers” refers specifically to our Chief Executive Officer, Mr. Pearson, and our two other next most highly compensated executive officers, Messrs. Daniel and Seabrook, as shown in the Summary Compensation Table, and “executive officers” refers generally to all of our executive officers.)  The Committee has historically followed an informal policy of providing our executive officers with a total compensation package consisting of salary, bonuses, insurance and other benefits, and, occasionally, stock options.  The Committee’s objectives in setting executive compensation are:

•
to set salaries and benefits and, from time to time, award options, at competitive levels designed to encourage our executive officers to perform at their highest levels in order to increase earnings and value to shareholders;

•	where appropriate, to award bonuses and increase salaries to reward our executive officers for performance; and
•	to retain our key executives.

Compensation is designed to reward our individual executive officers both for their personal performance and for performance of our Company with respect to growth in assets and earnings, expansion and increases in shareholder value.  Base salary and bonus are designed to be commensurate with each executive officer’s scope of responsibilities, leadership, and management experience and effectiveness, and to reward annual achievements.  Stock options are designed to motivate and challenge executive officers to achieve longer-term results that are aligned with shareholder interests.

The Committee has not historically set specific advance goals for personal or corporate performance, and the Committee does not apply rigid formulas or necessarily react to short-term changes in business performance in determining the mix or amount of compensation elements.  The Committee makes its decisions about the amounts of the various types of compensation, and allocations between long-term and current compensation, allocations between cash and non-cash compensation, and allocations among various forms of compensation, in its discretion based on the Committee’s subjective assessment of how these amounts and allocations will best meet the Committee’s overall compensation goals outlined above.

Components of 2012 Executive Compensation

Minimum base salaries and certain additional benefits are set forth in Employment Agreements with our named executive officers.  During 2012, executive compensation consisted primarily of base salary and retirement benefits.  We have not awarded our executive officers any salary increases, bonuses, short or long-term incentive compensation, or equity awards since 2008, and, once again, did not make any such increases or awards for 2012.  We also provide various additional benefits to executive officers, including health, life and disability insurance plans, split dollar insurance, employment and change of control arrangements, and perquisites.  A more detailed discussion of each of these components of executive compensation, the reasons for awarding such types of compensation, the considerations in setting the amounts of each component of compensation, the amounts actually awarded for the periods indicated, and various other related matters is set forth in the sections and tables that follow.

Factors Considered in Setting Compensation

In setting compensation we consider each executive’s knowledge, skills, scope of authority and responsibilities, job performance and tenure with us as an executive officer, as well as our perception of the fairness of the compensation paid to each executive in relation to what we pay our other executive officers, and the business and financial performance of our Company.  The Committee also considers recommendations from our Chief Executive Officer in setting his compensation and compensation for the other executive officers.

Although we consider competitive market compensation paid by other financial institutions in South Carolina and the southeast derived from proxy statements and publicly available compilations prepared by regional investment banking firms, we do not attempt to maintain a target percentile within a peer group.

We review our compensation program and levels of compensation paid to all of our executive officers annually and make adjustments based on the foregoing factors as well as other subjective factors.

Timing of Executive Compensation Decisions

Annual salary reviews and adjustments and bonus and option awards are routinely made in January of each year at the first regularly scheduled Compensation Committee and Board meetings.  Compensation determinations may also be made at other times during the year in the case of newly hired executives or promotions of existing employees that could not be deferred until the next scheduled meeting.  Board and Committee meetings are generally scheduled well in advance of the meeting dates, and these scheduling decisions are made without regard to anticipated earnings or other major announcements.  We do, however, routinely release earnings after our regular Board meetings.

Base Salaries and Bonuses

We believe it is appropriate to set base salaries at a reasonable level that will provide executive officers with a predictable income base on which to structure their personal budgets.  In setting base salaries, the Committee considers the scope of our executive officers’ responsibilities, their performance, and the period over which they have performed such responsibilities, as well as the overall condition of our Company, its level of success in recent years and its goals and budget for the current year.  The Committee then makes a subjective determination of the salary level for each executive officer.  Salaries are reviewed annually, but are not adjusted automatically, and, as noted above, have not been adjusted since 2008.  For the past several years, including 2012, the Committee considered generally the matters discussed below in setting salaries for each individual executive officer.

In setting the salary for  Mr. Pearson, our Chief Executive Officer, the Committee has taken note of the regulatory changes that are continuing to increase the complexity and challenges of operating our business, and of Mr. Pearson’s continued personal leadership and business skills that are critical to us, particularly during the past several years of difficult local and national economic conditions. The Committee also has considered information it had regarding salary levels of other chief executive officers of financial institutions in South Carolina and the southeast, and set a salary level that the Committee believed was fair to Mr. Pearson and to our Company.

In setting  salaries for our other named executive officers, the Committee has taken into consideration the recommendations of our Chief Executive Officer and the following contributions.  For Mr. Daniel, as our Chief Lending Officer, the Committee has considered the role he has played in the management of our loan portfolio.  For Mr. Seabrook, our Chief Operating Officer, the Committee has considered the role he has played in growth of our branches in loans, deposits and profitability, his responsibilities in connection with personnel decisions, and his role as a loan officer.

Because of current and recent economic conditions and the impact these conditions have had on the financial performance of our Company, the Committee determined that 2012 salaries would remain at annualized 2011 levels.  The Committee has also subsequently determined that 2013 salaries will remain at those same levels.  The Committee plans to review the executive compensation program in 2013 and may make recommendations for desirable changes.

The Committee sets bonuses, if any, for executive officers taking into account our overall success, increase in market share, performance relative to budget and the individual executive’s performance and contribution to our success.  No bonuses were awarded to any of our executive officers in 2012.

Stock Options

Stock options have been awarded from time to time, and generally have been set by the Committee at levels believed to be competitive with other financial institutions of similar size and to advance our goal of retaining key executives, as well as levels believed to appropriately align the interests of management with the interests of shareholders.  Because options are granted with exercise prices set at fair market value of our common stock on the date of grant, executives can only benefit from the options if the price of our stock increases.  The Committee does not award options every year, and has not awarded options since 2004.

Other Benefits

We provide our executive officers with medical and dental, life and disability insurance benefits, and we make contributions to our 401(k) plan on their behalf on the same basis as contributions are made for all other employees.

We also pay country club dues for each of our named executive officers and provide each of them, except Mr. Daniel, with an automobile allowance. We consider the club dues to be directly and integrally related to performance of our named executive officers’ duties.  In addition, we encourage, and pay for our named executives and their spouses, to attend banking conventions and seminars. The Compensation Committee has determined that these benefits play an important role in our named executive officers’ business development activities on behalf of our Company.  The Compensation Committee has also determined that providing such benefits helps to retain key executives and is an important factor in keeping our executive compensation packages competitive in our market area.

All of the foregoing benefits awarded to our executives in 2012 were set at levels believed to be competitive with other community financial institutions in South Carolina.

Employment Agreements, Split Dollar Life Insurance, and Salary Continuation Agreement

We have entered into employment agreements with each of our named executive officers.  These agreements are described under – “Employment Agreements and Potential Payments upon Termination of Employment or Change of Control.”  As discussed in that section, the agreements provide, among other things, for payments to our named executive officers upon termination of their employment other than for cause or upon a change of control of our Company.  The events set forth as triggering events for the payments were selected because they are events similar to those provided for in many employment agreements for executive officers of financial institutions throughout South Carolina.  It has become increasingly common in South Carolina for community financial institutions to provide for such payments under such conditions.  We believe these arrangements are an important factor in attracting and retaining our named executive officers by assuring them financial and employment status protections in the event we terminate their employment for our own business purposes without cause, or control of our Company changes. We believe such assurances of financial and employment protections help free executives from personal concerns over their futures, and, thereby, can help to align their interests more closely with those of shareholders, particularly in negotiating transactions that could result in a change of control.

We have also entered into agreements relating to split dollar life insurance with each of our named executive officers, with each of our non-employee directors, Messrs. Baker, Coates, Hutchinson, and Smith, and with Mr. Scott, who is a director as well as an executive officer.  The agreements with our named executive officers are described under – “Endorsement Split Dollar Agreements.”  The agreements with our directors are described under “—Director Endorsement Split Dollar Agreements.”  These agreements provide benefits to us and to the executives’ and directors’ beneficiaries upon their deaths.  We believe this type of agreement is an important factor in retaining our executive officers and directors because they are required to be employed by us, or serving on our Board, at death or disability or a change in control, or remain employed by us, or serving on our Board, until retirement, for their beneficiaries to receive benefits under the policies without having to make payments for such benefits.

Additionally, in 2008 we entered into a Salary Continuation Agreement with our Chief Executive Officer, Mr. Pearson.  This agreement is described under “- Retirement and Nonqualified Deferred Compensation Plan.”  We believe that this agreement is important to provide our chief executive officer with a level of retirement security appropriate to the level of benefits he has regularly conferred on the Company and the Bank since the organization of the Bank in 1998 and is expected to continue to confer in the future.

Tax and Accounting Considerations

We expense salary, bonus and benefit costs as they are incurred for tax and accounting purposes.  Salary, bonus and some benefit payments are taxable to the recipients as ordinary income.  Participation in the Employee Stock Purchase Plan creates an item of expense for accounting purposes as more fully described in the notes to our audited financial statements, but not for tax purposes.  The tax and accounting treatment of the various elements of compensation, while important and taken into consideration, is not a major factor in our decision making with respect to compensation.

Security Ownership Guidelines and Hedging

We do not have any formal security ownership guidelines for our executive officers, but most of our executive officers own a significant number of shares.  We do not have any policies regarding our executive officers’ hedging the economic risk of ownership of our shares.

Financial Restatement

The Board of Directors does not have a policy with respect to adjusting retroactively any cash or equity based incentive compensation paid to our executive officers where payment was conditioned on achievement of certain financial results that were subsequently restated or otherwise adjusted in a manner that would reduce the size of an award or payment, or with respect to recovery of any amount determined to have been inappropriately received by an individual executive.  If such a restatement were ever to occur, the Board would expect to address such matters on a case-by-case basis in light of all of the relevant circumstances.

Summary of 2012 Named Executive Officer Compensation

The following table sets forth for the years ended December 31, 2012 and 2011 information about compensation awarded to, earned by or paid to our Chief Executive Officer and our two next most highly compensated executive officers.  Further information about each component of compensation is included in the discussion on the foregoing pages.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation (1) ($)	Total ($)
L. Wayne Pearson	2012	$367,690	$-	$374,271	$741,961
President and Chief Executive Officer	2011	$367,690	$-	$369,769	$737,459

Robert A. Daniel	2012	$208,425	$-	$48,722	$257,147
Executive Vice President and	2011	$208,425	$-	$49,887	$258,312
Chief Lending Officer

William B. Seabrook	2012	$243,101	$-	$55,668	$298,789
Executive Vice President and	2011	$243,101	$-	$55,091	$298,192
Chief Operating Officer

(1)
Includes our 2012 contributions to the Bank’s 401(k) Plan on behalf of the named persons, premiums for medical and dental insurance, disability insurance and life insurance, split dollar life insurance, amount accrued for the salary continuation agreement, holding company and bank directors’ fees, and automobile allowances in the amounts shown below for each person.  Does not include club dues, which we do not consider to be perquisites or personal benefits because we deem them to be directly and integrally related to performance of our executives’ duties.

	401(k)	Medical and Dental	Disability	Life and Split Dollar Insurance	Salary Continuation Agreement*	Directors’ Fees	Automobile Allowance

Mr. Pearson	$9,800	$9,366	$264	$122,225	$192,061	$26,875	$13,680
Mr. Daniel	$8,853	$4,303	$264	$35,301	$-	$-	$-
Mr. Seabrook	$9,800	$4,303	$264	$35,301	$-	$-	$6,000

*  Amount accrued by the Bank with respect to retirement payments to be made to Mr. Pearson under our agreement with him beginning at the normal retirement age under the agreement (age 70.5).  See “--Retirement and Nonqualified Deferred Compensation Plan.” The Bank amended the agreement in 2009, at Mr. Pearson’s request, to raise the normal retirement age under the agreement to age 70.5.  The change substantially reduced the amount the Bank will be required to accrue annually going forward.

2012 Grants of Plan-Based Awards

We did not grant any stock options or other equity-based awards in 2012, and we do not currently have any equity or non-equity incentive plans under which awards were granted in 2012.

Employment Agreements and Potential Payments upon Termination of Employment or Change of Control

We have entered into employment agreements with Messrs. Pearson, Daniel, and Seabrook.  The contracts are for terms of one year, with automatic one year extensions at each annual anniversary date in the case of each of Messrs. Daniel and Seabrook, and three years, with automatic one day extensions at the end of each day in the case of Mr. Pearson, unless the employee is terminated or either party gives written notice that the term will not be extended.  The agreements provide for minimum annual base salaries of $333,505, $198,450, and $231,525 for Messrs. Pearson, Daniel, and Seabrook, respectively.  In addition to salary, the agreements provide for each officer to participate in any retirement or other employee benefit plans applicable to all employees or to executive officers, and to receive life, health and disability insurance benefits, as well as salary continuation upon disability and other unspecified benefits provided under plans applicable to senior management officers and appropriate to their positions.  The agreements with each of Messrs. Daniel and Seabrook also provide that, if there has been a change of control of our Company or our Bank and the officer’s position has been materially diminished or the officer is required to relocate out of South Carolina without his prior consent, the officer may terminate the agreement and receive a lump sum payment equal to three times his annual salary and benefits.  Such payments may not, however, exceed the amount which we may deduct for federal income tax purposes.  Mr. Pearson’s agreement also provides that, if there has been a change of control of our Company or our Bank and Mr. Pearson’s base compensation or his position has been materially diminished or he is required to relocate out of Mt. Pleasant, South Carolina without his prior consent or the agreement is materially breached in any way by the Company or the Bank, he may terminate the agreement and receive a lump sum payment equal to three times his annual salary, as well as benefits for a period of three years after termination.

Disability

Each agreement provides that we will provide the executive officer with disability insurance in an amount equal at all times to at least one-half of his annual base salary.  Each agreement provides further that, in the event of disability, we will pay the officer his full salary then in effect and continue all benefits then in effect for a period of one year from the date of termination.

Termination for Cause

We may terminate an officer under the terms of the agreements for cause, which for Messrs. Daniel and Seabrook includes, among other grounds for termination: breach of any material provision of the agreement by the officer; the officer’s engaging in misconduct (criminal, immoral or otherwise), that is materially injurious to the Bank; the officer’s failure to comply with provisions of law and regulations that is materially injurious to the Bank; the officer’s conviction of a felony or any crime of moral turpitude; the officer’s commission in the course of his employment of an act of fraud, embezzlement, theft or dishonesty, or any other illegal act or practice, which would constitute a crime, (whether or not resulting in criminal prosecution or conviction), or any act or practice that results in the officer becoming ineligible for coverage under our Bank’s banker’s blanket bond; or the officer’s being removed from office or prohibited from being affiliated with our Bank by the FDIC.  Under Mr. Pearson’s agreement, cause includes, among other grounds for termination: his breach of any material provision of the agreement; his engaging in willful misconduct, criminal, immoral or otherwise, that is materially injurious to the Bank or our Company; his failure to comply with the clear provisions of law and regulations applicable to the Bank or the Company that is materially injurious to the Bank or our Company; his conviction of a felony; his commission in the course of his employment of an act of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice, which would constitute a felony, (whether or not resulting in criminal prosecution or conviction), or any act or practice that results in his becoming ineligible for coverage under our Bank’s banker’s blanket bond; or his being removed from office or prohibited from being affiliated with our Bank by the FDIC.  If we terminate the executive officer for cause, we have no obligation to make any further payments to him, but no vested rights would be affected.

Termination other than for Cause

The agreements provide that we may also terminate the officer other than for cause in our discretion or that of the Bank, but if we do so we must pay him the full annual compensation and other benefits provided for in the agreement over the remaining term of the agreement, in the case of Mr. Pearson, or for one year, in the case of the other officers.

Change of Control

If the officer resigns within 24 months following a change in control of our Bank or our Company, he will be entitled to the compensation and benefits described below, but only if such resignation is preceded by either (i) any material decrease, or series of decreases in the nature or scope of the officer’s duties, responsibilities and authorities, which, taken as a whole, are material, without the written consent of the officer as to each and every such decrease, from the greater of those duties, responsibilities or authorities being exercised and performed by the officer immediately after the date of the execution of the agreement, or those being exercised and performed immediately prior to the reduction or series of reductions thereof; or (ii) any attempt by our Bank or our Company to relocate the officer to a location outside of South Carolina without his written consent given not more than one year prior thereto; and (iii) in the case of Mr. Pearson, a reduction in base compensation, a material decrease in his duties, responsibilities and authorities, a relocation outside of Mt. Pleasant, South Carolina, or a material breach of his agreement by the Bank or our Company.

The compensation and benefits that we would be required to pay and provide to an officer in connection with a resignation as described in the paragraph above would be a lump sum payment equal to three times his annual salary, and benefits for a period of three years from the date of termination.  Such payments are required to be made and such benefits are required to be provided notwithstanding any other employment obtained by the officer.  Except in the case of Mr. Pearson, such payments as to any officer may not, however, exceed the amount which we may deduct for federal income tax purposes.

Acceleration of Stock Options and Rights

The agreements also provide that, if we terminate an officer other than for cause or if an officer resigns after a change of control following the event(s) described in the two paragraphs above, his outstanding stock options and stock appreciation rights, and any and all rights under performance stock award plans, restricted stock plans and any other stock option, or incentive stock plans shall become immediately and fully exercisable for a period of 60 days following the last payment required by the agreement to be made by our Bank or our Company to the officer, except that no such option or right shall be exercisable after the termination date of such option or right. These provisions are in addition to the officer’s rights granted in connection with such stock options or other rights, and such rights and options shall continue to be exercisable pursuant to their terms and their governing plans.

Mitigation

All amounts we are required to pay under the agreements must be paid without notice or demand. The agreements do not require the executive officers to seek other employment in mitigation of the amounts payable or arrangements made under any provision of the agreements.  Nevertheless, if an executive officer obtains any such other employment, our Bank’s and our Company’s obligations to make the payments and provide the benefits required to be paid and provided under the agreements would be reduced by an amount equal to the payments or benefits received from such other employment and, in the case of Messrs. Daniel and Seabrook, the executive officer would be required to promptly notify us or the Bank of his employment and receipts therefrom.  This mitigation provision would not apply to Mr. Pearson if he terminated his employment for “good reason” following a change of control.

Confidentiality and Non-competition

Other provisions of the agreements require the officers to maintain the confidentiality of information obtained from us during employment with us and for so long thereafter as we, in our sole opinion, deem that it remains proprietary and confidential, and prohibit each officer from competing with us or soliciting our customers for a period of twelve months after termination of employment by the officer for other than “good reason” or for the period during which payments are being made to him pursuant to the agreement, whichever is longer.

Endorsement Split Dollar Agreements

We have entered into Endorsement Split Dollar Agreements with Messrs. Pearson, Daniel and Seabrook relating to split dollar life insurance policies we have purchased covering each of them.  We are the sole owner of these life insurance policies and are required to maintain the policies in full force and effect and pay any premiums due on the policies.  The agreements provide that if the executive’s death occurs before the earlier of the date of his termination of employment with us or the date that is six months after the executive attains age 70, the executive’s beneficiary will be entitled to the net death proceeds under the policies.  The executive’s interest in the policies will be extinguished at the earlier of the date of his termination of employment or six months after the date on which he attains age 70, and we will be entitled to any remaining proceeds of the policies, provided a change in control has not occurred.  In the event of a change in control prior to the termination of the executive’s employment, we are required to transfer to the executive ownership of the policy.  The agreements also provide that we may not amend or terminate the executive’s interest in the policies unless we replace the policy with a comparable one and execute a new split dollar agreement.  The agreements also provide for a claims and review procedure in the event persons have not received benefits under the agreement to which they believe they are entitled.  If they had died on December 31, 2012, the death benefits payable to each executive’s beneficiary upon the executive’s death would have been as follows:  Mr. Pearson - $6,900,000, Mr. Daniel - $1,300,000, and Mr. Seabrook - $1,575,000.

The foregoing description is a summary of the terms of the endorsement split dollar agreements with our executive officers and is qualified in its entirety by reference to the actual text of the agreements, which are filed with the Securities and Exchange Commission.  The foregoing summary does not create any legal or equitable rights in any person.

Outstanding Equity Awards at 2012 Fiscal Year-End

None of our executive officers held any stock options at the end of 2012.  We have not granted any other types of equity-based awards.

2012 Option Exercises and Stock Vested

No stock options were exercised by our executive officers during 2012. No stock or other equity-based awards vested in 2012.

Retirement and Nonqualified Deferred Compensation Plan

In 2008, the Bank entered into a Salary Continuation Agreement with Mr. Pearson that provides payments in connection with retirement.  This agreement was amended during 2009.   Under the terms of the Salary Continuation Agreement, Mr. Pearson will receive an annual retirement benefit of $287,730 beginning at age 70.5, if Mr. Pearson is still employed with the Bank at such time.  The benefit will be paid in monthly installments for fifteen years beginning the month after Mr. Pearson attains age 70.5.  If Mr. Pearson’s employment with the Bank terminates prior to his reaching age 70.5, other than as a result of a termination by the Bank for cause as defined in the Salary Continuation Agreement, Mr. Pearson will receive the following applicable benefit amount under the Salary Continuation Agreement, with monthly payments beginning on the later of the seventh month after his termination or the month after he attains age 70.5.  If his termination accompanies or precedes a change in control of the Company, the amount of the annual benefit will be the same as though his employment had not terminated prior to his reaching age 70.5.  If the termination does not accompany or precede a change of control, Mr. Pearson will receive an annual benefit for 15 years as follows: $213,590 if the termination is in 2013; $229,872 if the termination is in 2014; $246,153 if the termination is in 2015; 262,393 if the termination is in 2016; and $278,671 if the termination is in 2017.  The Salary Continuation Agreement also provides a death benefit to Mr. Pearson’s beneficiary equal to the present value of the unpaid retirement benefits at the time of his death in lieu of any unpaid benefits under the Salary Continuation Agreement.  The death benefit is payable in a lump sum.  No benefits are payable under the Salary Continuation Agreement if Mr. Pearson is terminated for cause, or if he commits suicide within two years of the date of the Salary Continuation Agreement, or if he makes any material misstatement of fact on any application or resumé provided to the Bank or the Company or on any application for benefits provided by the Bank, or if he is removed from office or barred from affiliation with the Bank by the FDIC, or if the Bank is in default or in danger of default (as defined in the Federal Deposit Insurance Act).

The Bank’s obligations under the Salary Continuation Agreement are unfunded and unsecured.  Nevertheless, the Bank has purchased and owns a life insurance policy insuring Mr. Pearson, the proceeds of which are payable to the Bank, which is expected to provide the funds to offset the expense incurred for the Bank to discharge its obligations under the Salary Continuation Agreement.

The foregoing is a summary of the Salary Continuation Agreement and is qualified in its entirety by reference to the actual text of the Salary Continuation Agreement, which is filed with the Securities and Exchange Commission.  The foregoing summary does not create any legal or equitable rights in any person.

Director Compensation

Set forth in the table below is information about compensation we paid to our outside directors, and to Mr. Scott, who is a director as well as our Treasurer and Executive Vice President,  for their service to the Company and the Bank in 2012.  We pay our directors an annual retainer of $15,000 plus an additional $2,500 for each meeting of the Board of Directors attended.  We do not pay additional fees for attendance at committee meetings.  All of our directors are also directors of our Bank.  The Bank pays its directors $625 for each monthly meeting of the Bank’s board of directors attended.  Information about directors’ fees and other compensation paid to Mr. Pearson is set forth in the Summary Compensation table.

2012 Director Compensation

Name	Fees Earned Or Paid in Cash ($)	All other Compensation ($)(1)	Total ($)
Tommy B. Baker	$26,250		$26,250
William A. Coates	$26,875		$26,875
Stephen F. Hutchinson	$26,875		$26,875
Robert M. Scott	$26,250	$225,460	$251,710
James P. Smith	$26,875		$26,875

(1)
Represents $225,000 of salary paid to Mr. Scott during 2012 for his service as our Executive Vice President and Treasurer, and premiums for life insurance, split dollar life insurance and disability insurance paid on his behalf.

Director Endorsement Split Dollar Agreements

We have entered into Endorsement Split Dollar Agreements with Messrs. Baker, Coates, Hutchinson, Scott, and Smith relating to split dollar life insurance policies we have purchased covering each of them.    We are the sole owner of these life insurance policies and are required to maintain the policies in full force and effect and pay any premiums due on the policies.  The agreements provide that if the director’s death occurs (a) before the earlier of the date of his separation from service with us or the date on which the director attains age 70, or (b) after a change in control that occurs before the director’s separation from service with us, the director’s beneficiary will be entitled to the lesser of $250,000 or the total death proceeds under the policies.  The director’s interest in the policies will be extinguished at the earlier of the date of his separation from service or the date on which he attains age 70, and we will be entitled to any remaining proceeds of the policies.  In the event of a change in control prior to the director’s separation from service, the director’s beneficiary will be entitled to the director’s interest in the policy at his death. The agreements also provide that we may not amend or terminate the director’s interest in the policies unless we replace the policy with a comparable one and execute a new split dollar agreement.  The agreements also provide for a claims review procedure in the event persons have not received benefits under the agreement to which they believe they are entitled.  If they had died, or a change of control had occurred, on December 31, 2012, the benefits payable to each director’s beneficiary upon the director’s death would have been $250,000.

The foregoing description is a summary of the terms of the endorsement split dollar agreements with our directors and is qualified in its entirety by reference to the actual text of the agreements, which are filed with the Securities and Exchange Commission.  The foregoing summary does not create any legal or equitable rights in any person.

2010 Employee Stock Purchase Plan

In March, 2010, the Board of Directors adopted the 2010 Employee Stock Purchase Plan (the “2010 ESPP”), which was approved by shareholders at our 2010 annual meeting, and became effective April 1, 2010.  A summary description of the principal terms of the 2010 ESPP and its purpose are set forth below.  This description is qualified in its entirety by reference to the actual text of the 2010 ESPP, which was filed as an appendix to the 2010 Proxy Statement.

The purpose of the 2010 ESPP is to advance the Company’s interests by enabling eligible employees of the Company and the Bank to acquire an ownership interest in the Company through purchases of common stock at a discounted price. The 2010 ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder.

An “eligible employee” under the 2010 ESPP is an employee for federal tax withholding purposes who (i) has been employed by the Company or the Bank for at least six consecutive months, (ii) is employed by the Company or the Bank on a given enrollment date, and (iii) is expected to complete at least 1,000 hours of service as an employee during each calendar year in which the enrollment date occurs.   No employee is permitted to participate in the 2010 ESPP if immediately after a grant under the 2010 ESPP the employee would own stock and/or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of the Company’s stock.  No employee is permitted to accrue the right at any time to purchase more than $25,000 worth of the Company’s stock through all employee stock purchase plans the Company may have each calendar year.

A maximum of 200,000 shares of the Company’s common stock will be available for sale to employees pursuant to the 2010 ESPP.  The number of available shares may be adjusted for stock dividends, stock splits, stock conversions, exchanges, reclassifications or substitutions. Shares of common stock subject to the 2010 ESPP may be newly issued by the Company or purchased by the Company on the open market or otherwise.  Issuance of the shares pursuant to the 2010 ESPP has been registered under the Securities Act of 1933.

The 2010 ESPP permits the purchase of common stock through payroll deduction as follows: (a) the 2010 ESPP provides for quarterly periods during which payroll deductions will be accumulated (the “Offering Period”); (b) eligible employees may choose the percentage of their gross compensation up to a maximum of 10% to be deducted and applied to purchase shares of common stock under the 2010 ESPP; (c) at the beginning of the Offering Period, the eligible employees obtain stock options to purchase common stock under the 2010 ESPP at a 15% discount from the lower of the market value on (1) the first day of the Offering Period, or (2) the last day of the Offering Period; and (d) at the end of the Offering Period, the eligible employees are deemed to exercise these options to the extent of their payroll deductions. No fractional shares are issued.

The 2010 ESPP is administered by the Board of Directors which, subject to the rules contained in the 2010 ESPP, has complete authority in its discretion to interpret and apply the terms of the 2010 ESPP, to determine eligibility and to adjudicate all disputed claims filed under the 2010 ESPP.

The Board of Directors may terminate the 2010 ESPP at any time; provided, however, that no such termination will affect options outstanding at the time of termination. The 2010 ESPP will terminate in any case in March 2015, five years from the date of adoption by the Board.  If at any time the shares of common stock reserved for the 2010 ESPP are available for purchase but not in sufficient number to satisfy all the then unfilled purchase requirements, the available shares will be apportioned among the participants in proportion to their options and the 2010 ESPP will terminate.  The Board of Directors may amend the 2010 ESPP after adoption, subject to the requirements of Section 423 of the Code relating to the requisite approval of the Company’s shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Bank, in the ordinary course of its business, makes loans to and has other transactions with our directors, officers, principal shareholders, and their associates.  Loans, if made, are made on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features.  Our Bank expects to continue to enter into transactions in the ordinary course of business on similar terms with directors, officers, principal stockholders, and their associates.  The aggregate dollar amount of such loans outstanding at December 31, 2012 was $1,380,000.  None of such loans are classified as nonaccrual, past due, restructured or problem loans.  During 2012, new loans totaled $1,050,000, and  repayments totaled $406,000.

From time to time we may also enter into other types of business transactions or arrangements for services with our directors, officers, principal shareholders or their associates.  These types of transactions or services might include, among others, purchases of insurance, purchases or leases of automobiles, and legal services.  We only enter into such arrangements if we determine that the prices or rates offered are comparable to those available to us from unaffiliated third parties.  Our Board approves such transactions on a case by case basis.  We do not have formal policies or procedures with respect to such approvals.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

As required by Section 16(a) of the Securities Exchange Act of 1934, our directors, executive officers and certain individuals are required to report periodically their ownership of our common stock and any changes in ownership to the Securities and Exchange Commission.  Based on a review of Section 16(a) reports available to us and any representations made to us, our directors and executive officers timely filed all required reports for 2012.

APPROVAL OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For the year ended December 31, 2012, Crowe Horwath LLP served as our independent registered public accounting firm, and the Audit Committee has appointed Crowe Horwath LLP to continue to serve as our independent registered public accounting firm for the year ended December 31, 2013.  Shareholders are being asked to approve this appointment at the 2013 Annual Meeting.

The Board of Directors unanimously recommends a vote FOR approval of Crowe Horwath LLP’s 2013 appointment.

Unless you indicate to the contrary, the persons identified as proxies on the accompanying proxy form intend to vote the shares represented by your proxy to approve the appointment of Crowe Horwath LLP as the independent registered public accounting firm to audit our financial statements for the year ended December 31, 2013.

Representatives of Crowe Horwath LLP are expected to be present and available to respond to appropriate questions at the Annual Meeting, and may make a statement if they wish.

Fees Paid to Independent Auditors

Set forth below is information about fees billed by Crowe Horwath LLP for audit services rendered in connection with the consolidated financial statements and reports for the years ended December 31, 2012 and 2011, and for other services rendered on our behalf during 2012 and 2011, as well as all out-of- pocket expenses incurred in connection with these services, which have been billed to us.  Also set forth below is information about fees billed by our former independent auditors, Elliott Davis, LLC, for services rendered by Elliott Davis, LLC on our behalf during  2011, as well as all out-of- pocket expenses incurred in connection with these services, which have been billed to us.

	Year Ended December 31, 2012	Year Ended December 31, 2011
Audit Fees	$116,000	$109,300
Audit Related Fees	4,934	11,850	(1)
Tax Fees	17,165	17,475	(2)
All Other Fees	7,099	20,639
Total	$145,198	$159,264

(1)	Of which $6,000 was billed by Elliott Davis, LLC for services in connection with the 2011 Annual Report on Form 10-K.
(2)	Billed by Elliott Davis, LLC.

Audit Fees

Audit fees include fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports, and services that are normally provided by our independent auditor in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

Tax Fees

Tax fees include fees for tax compliance/ preparation and other tax services. Tax compliance/ preparation fees include fees billed for professional services related to federal and state tax compliance. Other tax services include fees billed for other miscellaneous tax consulting and planning.

All Other Fees

All other fees in 2012 and 2011 included fees for the audit of the Company’s 401(k) plan.

In making its decision to appoint Crowe Horwath LLP, as our independent auditors for the fiscal year ending December 31, 2012, our Audit Committee considered whether services other than audit and audit-related services provided by that firm are compatible with maintaining the firm’s independence.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Our Audit Committee pre-approves all audit and permitted non-audit services (including the fees and terms thereof) provided by the independent auditors, subject to limited exceptions for non-audit services described in Section 10A of the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to completion of the audit. The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its next scheduled meeting.

General pre-approval of certain audit, audit-related and tax services is granted by the Audit Committee at the first quarter Committee meeting.  The Committee subsequently reviews fees paid.  Specific pre-approval is required for all other services.  During 2012, all audit and permitted non-audit services were pre-approved by the Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors has reviewed and discussed with our management our audited financial statements for the year ended December 31, 2012.  Our Audit Committee has discussed with our independent auditors, Crowe Horwath LLP, the matters required to be discussed by Statement on Accounting Standards 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  Our Audit Committee has also received the written disclosures and the letter from Crowe Horwath LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe Horwath LLP’s communications with the Committee concerning independence, and has discussed with Crowe Horwath LLP their independence.  Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.

William A. Coates, Chairman	Tommy B .Baker	Stephen F. Hutchinson

Change in Independent Registered Public Accounting Firm for 2011

On April 5, 2011, the Company’s Audit Committee made a final decision to dismiss Elliott Davis, LLC as the Company’s independent registered public accounting firm.  With the exception of a one year period in 2006, when there was an independence issue arising from the Company’s employing a former Elliott Davis accountant as its Chief Financial Officer, Elliott Davis had served as the Company’s independent auditor since the Company’s organization in 1999.  The Company’s decision to dismiss Elliott Davis was approved by the Audit Committee of the Board of Directors.  Neither of Elliott Davis’ reports on the Company’s consolidated financial statements for the past two years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.  During the Company's two most recent fiscal years, and any subsequent interim period preceding the Audit Committee’s final decision to dismiss Elliott Davis on April 5, 2011, there were no disagreements with Elliott Davis on any matter of accounting  principles or practices, financial statement disclosure, or auditing  scope or procedure, which disagreements, if not resolved to the satisfaction of Elliott Davis, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

On April 5, 2011, the Audit Committee also made a final decision to engage Crowe Horwath LLP as its independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2011.

NONBINDING ADVISORY VOTE ON
APPROVAL OF EXECUTIVE COMPENSATION

          In 2010, Congress enacted the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which, among other things imposes a number of new corporate governance requirements on publicly held companies.  New Section 14A of the Securities Exchange Act of 1934 (the “1934 Act”) adopted under the Dodd-Frank Act requires that, beginning in 2013, at least every three years at the annual meeting of shareholders, we must submit a separate resolution subject to a non-binding shareholder advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K under the 1934 Act.

          This proposal gives you as a shareholder the opportunity to vote for or against, or abstain from voting, on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the ‘Compensation Discussion and Analysis,’ compensation tables and narrative discussion included in the Proxy Statement for the 2013 Annual Meeting of Shareholders is hereby APPROVED.”

          Because your vote is advisory, it will not be binding on our Board and may not be construed as overruling any decision by the Board, nor to create or imply any additional fiduciary duty of the Board.  However, the Board will review the voting results, and may, in its sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.

          Shareholders are encouraged to review carefully the “Management Compensation” section of this proxy statement for a detailed discussion of our executive compensation program.

Board of Directors’ Recommendation

          Our overall executive compensation policies and procedures are described in the “Management Compensation” section of this proxy statement, including the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure).  Our compensation policies and procedures are centered on a pay-for-performance approach and are designed to be aligned with the long-term interests of our shareholders, as described in the “Management Compensation” section.  The Compensation Committee, which is comprised entirely of independent directors, oversees our executive compensation program and continually monitors our policies to ensure that they continue to emphasize programs that reward executives for results that are consistent with shareholder interests.

          Our Board and our Compensation Committee believe that our commitment to these responsible compensation practices justifies a vote by shareholders FOR the resolution approving the compensation of our executives as disclosed in this proxy statement.

          The Board unanimously recommends that you vote “FOR” the non-binding advisory proposal above.  Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed on the proxy card.

NONBINDING ADVISORY VOTE RELATING TO
FREQUENCY OF VOTE ON NONBINDING PROPOSAL TO
APPROVE EXECUTIVE COMPENSATION

          The Dodd-Frank Act also requires that, at least every six years at the annual meeting of shareholders, we must submit a separate resolution subject to a non-binding shareholder advisory vote to determine whether we will submit the foregoing resolution relating to the shareholder advisory vote to approve the compensation of our named executive officers at our annual meeting every year, every two years, or every three years.  Because your vote is advisory, it will not be binding on our Board and may not be construed as overruling any decision by the Board, nor to create or imply any additional fiduciary duty of the Board.  However, the Board, may, in its sole discretion, take into account the outcome of the vote in determining the frequency with which it will submit the resolution on executive compensation to shareholders.

          We ask for your advisory vote to choose among the following three alternative resolutions.  You may only choose one of the three alternatives:  “OPTION 1 (Every Year).”  “OPTION 2 (Every Two Years),” “OPTION 3 (Every Three Years),” or you may abstain from voting.

OPTION 1 (Every Year)

“RESOLVED, that a non-binding shareholder advisory vote with respect to approval of the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statements pursuant to the executive compensation disclosure requirements of the Securities and Exchange Commission, should occur every year.”

OPTION 2 (Every Two Years)

“RESOLVED, that a non-binding shareholder advisory vote with respect to approval of the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statements pursuant to the executive compensation disclosure requirements of the Securities and Exchange Commission, should occur every two years.”

OPTION 3 (Every Three Years)

“RESOLVED, that a non-binding shareholder advisory vote with respect to approval of the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statements pursuant to the executive compensation disclosure requirements of the Securities and Exchange Commission, should occur every three years.”

Board of Directors’ Recommendation

          As discussed above, our executive compensation philosophy is focused on aligning Company objectives with long-term stockholder value, and accordingly, our executive compensation approach does not vary significantly from year to year.  We believe that providing our shareholders with a non-binding advisory vote on executive compensation every three years aligns with this long term philosophy, and provides an appropriate means by which to receive input on our executive compensation policies and practices.

          The Board of Directors unanimously recommends that you choose a frequency of a vote every THREE years on the resolution relating to the shareholder advisory vote on approval of the Company’s executive compensation.  Proxies solicited by the Board will be voted for a frequency of a vote every THREE years unless otherwise instructed on the proxy card.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON MAY 2, 2013

The Company’s 2012 Annual Report and 2013 Proxy Statement are available via the Internet at: http://www.snl.com/irweblinkx/corporateprofile.aspx?iid=4047639.

OTHER MATTERS

We know of no other business to be presented at the meeting of stockholders.  If matters other than those described herein should properly come before the meeting, the persons named in the enclosed form of proxy intend to vote at such meeting in accordance with their best judgment on such matters.

INCORPORATION  BY REFERENCE

The “Audit Committee Report” included in this proxy statement shall not be deemed to be filed with the Securities and Exchange Commission, nor deemed incorporated by reference into any of our prior or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate such information by reference.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

You may obtain copies of our Annual Report on Form 10-K required to be filed with the Securities and Exchange Commission for the year ended December 31, 2012, free of charge by requesting such form in writing from L. Wayne Pearson, President, Southcoast Community Bank, Post Office Box 1561, Mt. Pleasant, South Carolina 29465.  You may also download copies from the Securities and Exchange Commission website at http://www.sec.gov.

Appendix A

SOUTHCOAST FINANCIAL CORPORATION
AUDIT COMMITTEE CHARTER

I.           Purpose

The Audit Committee is appointed by the Board to assist the Board of Directors in monitoring and addressing: (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements for financial reporting; (3) the qualifications and independence of the Company’s independent auditors; (4) the performance of the Company’s internal audit function and external auditors.

II.           Membership

The Audit Committee shall be composed of not less than three members, appointed by the Board.  All of the members of the Audit Committee shall satisfy the independence, experience and financial expertise requirements of Section 10A (“Section 10A”) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the listing standards of Nasdaq Stock Market LLC, and shall satisfy any other applicable regulatory requirements.

III.           Meetings and Orientation/Ongoing Training

The majority of the members of the Audit Committee shall constitute a quorum.  The action of a majority of those present at a meeting at which a quorum is present will be the act of the Audit Committee.

Any action required to be taken at a meeting of the Audit Committee will nonetheless be deemed the action of the Audit Committee if all of the members executed, either before or after the action is taken, a written consent and the consent is filed with the Corporate Secretary.

The Chair will make regular reports to the Board of Directors.  The Audit Committee may form and delegate authority to subcommittees when appropriate.

The Audit Committee will meet as often as may be deemed necessary or appropriate in its judgment, generally four times each year, either in person or telephonically.  The Audit Committee will meet separately with management, the independent auditors and internal auditor at least quarterly.

The Audit Committee may perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Board deems necessary or appropriate.

IV.           Responsibilities and Duties

The Audit Committee is granted the authority to investigate any activity of the Company and its subsidiaries, and all employees are directed to cooperate as requested by members of the Audit Committee.  The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a Committee meeting.  The Audit Committee has the authority to retain special legal, accounting or other consultants as it deems appropriate to advise the Audit Committee.

In carrying out its responsibilities, the Board of Directors believes the policies and procedures of the Audit Committee should remain flexible, in order to best react to changing conditions.  The Audit Committee will have the authority to:

•Select, retain, determine funding for and when appropriate, terminate the Company’s independent auditors.

•Approve the fees and terms of all audit engagements and approve in advance all permissible non-audit engagements with the Company’s independent auditors, as set forth in Section 10A.

•Review the annual written statement from the independent auditor of the Company describing:

-the auditor’s internal quality control procedures;

-any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and

-all relationships between the independent auditors and the Company, including each permissible non-audit service provided to the Company, consistent with Independence Standards Board Standard 1.

•Review the qualifications, performance and independence of the lead partner of the independent auditor team and the audit firm itself.  In making this review, the Audit Committee will take into account the assessments of management and the Company’s internal auditors.

•Evaluate whether it is appropriate to rotate the lead audit partner or the audit firm itself.

•Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, review such audit including any comments or recommendations of the independent auditors.

•Review with the independent auditor any reports or communications required by or referred to in Statement of Auditing Standards No. 61, including any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter.  Such review should include:

-Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management;

-Any changes required in the planned scope of the audit; and

-Any accounting adjustments proposed by the auditor but passed as immaterial or otherwise.

•Obtain from the independent auditors assurance that the annual audit was conducted in a manner consistent with Section 10A, which sets forth certain procedures to be followed in any audit of financial statements required under the Exchange Act.

•Review with management and the independent auditors, the Company’s annual audited financial statements and quarterly financial statements, including:

-the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation”;

-major issues regarding accounting principles and auditing standards and financial statement presentation; and

-the independent auditor’s judgment as to the accuracy of financial information, adequacy of disclosures and quality of the Company’s accounting principles.

•Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting internal accounting controls or auditing matters;

•Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

•Review with the independent auditors, the Company’s internal auditors, and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and any special audit steps adopted in light of material control deficiencies, and make or review any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.  Particular emphasis will be given to the adequacy of such internal controls to expose payments, transactions or procedures that might be deemed illegal or otherwise improper.

•Review the internal audit function of the Company, including the independence of the function, the ability of the function to raise issues to the appropriate level of authority, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.  Review recommendations and findings of the internal auditors and management’s responses.

•Review disclosures made by the Company’s chief executive officer and chief financial officer regarding compliance with their certification obligations under the Act, including the Company’s disclosure controls and procedures and internal controls for financial reporting and evaluations thereof,

•Conduct or authorize an appropriate review of any related-party transactions deemed significant by the Audit Committee.

•Conduct or authorize an investigation of any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, such investigation is appropriate.  Report to the Board of Directors the results of its investigation and make such recommendations, as it may deem appropriate.

•Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

•Review the Audit Committee’s performance annually.

V.           Continuous Flow of Information to Audit Committee Members

The Audit Committee shall have access to all relevant information necessary to carry out its responsibilities, including key operating reports of the Company.  The Audit Committee shall, at its discretion, retain and determine funding for outside resources including advice and assistance from outside legal, accounting or other advisors to help review and assess such information.

The function of the Audit Committee is oversight.  It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.  This is the responsibility of management and the independent auditor.  Nor is it the duty of the Audit Committee to resolve disagreements, if any, between management and the independent auditor.

VI.           Standard of Conduct

The members of the Audit Committee shall perform their duties in accordance with the standard of conduct provided in Section 33-8-300 of the Code of Laws of South Carolina, 1976, as amended.  In performing their duties they shall be entitled to the benefit of the “business judgment rule” and nothing in this Charter shall be interpreted to modify the statutory standard of conduct, limit the application of the business judgment rule or create any standard of conduct.

Appendix B

SOUTHCOAST FINANCIAL CORPORATION
COMPENSATION COMMITTEE CHARTER

I.           Establishment of Committee

The Compensation Committee (the “Committee”) shall discharge the responsibilities of the Board of Directors (the “Board”) of Southcoast Financial Corporation (the “Company”) relating to compensation of the Company’s executive officers by overseeing the administration of the Company’s executive officer compensation programs relating to salaries, incentives, benefits, and perquisites, establishing the compensation for the Chief Executive Officer (the “CEO”) and all other executive officers.

II.           Committee Membership and Qualifications

The Committee shall consist solely of two or more members of the Board, each of whom has been determined by the Board to be “independent” under the rules of the Nasdaq Stock Market, Inc.  Members shall be appointed by the Board, and shall serve for such term or terms as the Board may determine, but may be removed by the Board at any time.

III.           Committee Structure and Operations

The Board shall designate one member of the Committee as its chairperson.  The Committee shall meet when deemed necessary or desirable by its chairperson or members.

The Committee may invite such members of management to its meetings as it may deem desirable or appropriate, consistent with the confidentiality of compensation discussions. No persons shall be present when their performance or compensation is discussed, unless specifically invited by the Committee; provided, however, the CEO shall never be present during voting or deliberations on his compensation.

IV.           Committee Purpose and Responsibilities

The purpose and responsibilities of the Committee shall include the following:

1.           To establish the Company’s general compensation philosophy and oversee the development and implementation of compensation programs.

2.           To review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate the performance of the CEO in light of these goals and objectives and establish the CEO’s compensation level based on this evaluation as well as such other information as the Committee deems relevant.

3.           To review and approve compensation programs applicable to the executive officers of the Company.

4.           To make recommendations to the Board with respect to the Company's incentive compensation plans and equity-based plans, oversee the activities of the individuals and committees responsible for administering these plans and discharge any responsibilities imposed on the Committee by any of these plans.

5.           In consultation with senior management, to oversee regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve tax deductibility, and, as and when required, establishing performance goals and certifying performance goals have been attained for purposes of Section 162 (m) of the Internal Revenue Code.

6.           To review and approve any severance or similar termination payments for any current or former executive officer of the Company.

7.           To prepare and issue the evaluations and reports required under “Committee Reports” below.

B-1

8.           To undertake any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the Company’s compensation programs.

V.           Delegation to Subcommittee

The Committee may, in its discretion and to the extent permitted by law, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

VI.           Committee Report

The Committee shall produce a written summary of the actions taken at each Committee meeting and, following each meeting, a report to the Board on items discussed and actions taken.

VII.           Resources and Authority of the Committee

The Committee shall have the resources, authority and funding appropriate to discharge its duties and responsibilities, including the authority, in its sole discretion, to retain or obtain the advice of, and to compensate, a compensation consultant, independent legal counsel and other advisers.  The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any such compensation consultant, independent legal counsel or other adviser retained by the Committee.

In selecting any compensation consultant, legal counsel or other adviser to the Committee, the Committee shall consider such independence factors as shall be required for consideration by law or the rules of the Securities and Exchange Commission or the Nasdaq Stock Market, Inc.

VIII.           Definition

As used in this Charter "executive officer" shall mean any corporate officer elected and so designated by the Board of Directors.

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PROXY

SOUTHCOAST FINANCIAL CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF SHAREHOLDERS – THURSDAY, MAY 2,  2013

William A. Coates and William C. Heslop, or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies for the undersigned at the Annual Meeting of Shareholders to be held on May 2, 2013, and at any adjournment thereof, as follows:

1.      Election of Two Directors.

NOMINEES:  Three-year terms:  L. Wayne Pearson, Robert M. Scott

[  ]          FOR all nominees listed                                                              [  ]          WITHHOLD AUTHORITY
  above                                                                            to vote for all nominees
            listed above

[  ]          WITHHOLD AUTHORITY only on the following nominees:

Instructions:	To withhold authority to vote for any individual(s), write the nominee’s(s’) name(s) on the line above.

2.	Approval of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2013.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

3.
Non-binding advisory proposal to approve the following resolution relating to the Company’s overall pay-for-performance executive compensation program for the executive officers named in the proxy statement, commonly referred to as a “say on pay” vote:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the ‘Compensation Discussion and Analysis,’ compensation tables and narrative discussion included in the Proxy Statement for the 2013 Annual Meeting of Shareholders is hereby APPROVED.”

[ ] FOR [ ] AGAINST [ ] ABSTAIN

4.	Non-binding advisory proposal on the frequency of “say on pay” votes to approve the resolution for every year, every two years, or every three years, as set forth in the Proxy Statement.

[ ] EVERY YEAR [ ] EVERY TWO YEARS [ ] EVERY THREE YEARS [ ] ABSTAIN

5.
And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. Management at present knows of no other business to be brought before the meeting.

THE PROXIES WILL BE VOTED AS INSTRUCTED.  IF NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED “FOR” ALL OF THE NOMINEES LISTED ABOVE, “FOR” ITEMS 2 AND 3, AND FOR “EVERY THREE YEARS” ON ITEM 4.

Please sign exactly as name appears below.  When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign.  All joint owners must sign.

Dated: ____________, 2013	_________________________________________